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EXHIBIT 99.1

                     VASO SHIPS PRODUCT TO A&P AND SHOPRITE
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         DANVERS, Mass. - (Business Wire) - October 18, 2006 - Vaso Active
Pharmaceuticals, Inc. ("Vaso Active") (VAPH.ob) announced today that it is has shipped it's A-R Extreme(R) and Osteon(R) products that utilize its PENtoCORE(R) technology, through its brokerage agreement with the Ferolie Group of Montvale, New Jersey under purchase order from A&P operating under A&P Super Foodmart, Waldbaum's, Super Fresh, Farmer Jack, and Sav-A-Center names. ShopRite stores, one of the largest retailer-owned cooperatives in the country, also ordered all three PENtoCORE(R) products including Termin8(R). This increases Vaso Active's distribution in New York, New Jersey, Michigan, Ohio, Illinois, Connecticut, Pennsylvania and Delaware by over 500 additional stores. In addition, Vaso Active has received a number of re-orders from its current customer base. "The Ferolie Group is extremely impressed at the quick consumer response based on the fact that the major chains carrying Vaso Active products have reordered so quickly," says Tony Ragazzo, Vice President at the Ferolie group.

         Vaso announced earlier this year that it has shipped products utilizing its PENtoCORE(R) technology under purchase order to all Pathmark Stores, Harmon Discount Stores, selected Bed Bath and Beyond stores and to Kinray, Inc., a distributor of pharmaceutical, health and beauty products that supply to over 3,000 independent retailers in the northeast.

         "The Company is continuing to present its PENtoCORE(R) line of products to quality retailers in the northeast and nationally, we hope and expect to realize continued success with distribution of our product line." stated Joseph Frattaroli, President of Vaso Active.

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         Vaso Active Pharmaceuticals, Inc, is an early stage company that focuses on commercializing, marketing and selling over-the-counter pharmaceutical products that incorporate either a patented transdermal technology ("VALE") or a proprietary topical technology ("PENtoCORE(R)").

         The unique VALE technology is intended to be a patchless, lipid-based delivery system that uses an active process, incorporating chemical vasodilators, to deliver drugs through the skin and into the bloodstream. Products utilizing this technology are currently in development through BioChemics, Inc.

         The PENtoCORE(R) technology is a topical formulation and the Company is currently marketing three products that incorporate this technology: OSTEON (for temporary relief from minor arthritis pain), A-R EXTREME (for temporary relief from minor muscle and joint pain associated with athletic activity) and TERMIN8 (for athlete's foot fungal infections).



FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

                  Contact:
Matthew Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
         mcarter@vasoactive.us
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